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                                                                     Exhibit 3.2


                                     BYLAWS

                                       OF

                           LAUREL CAPITAL GROUP, INC.

                               ARTICLE I. OFFICES


         1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of Laurel Capital Group, Inc. ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

         1.2 OTHER OFFICES. The Corporation may have other offices within or outside the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.


                       ARTICLE II. STOCKHOLDERS' MEETINGS

         2.1 MEETING PLACE. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

         2.2 ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the fourth Thursday in October of each year, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday at the same time, or at such other time as may be determined by the Board of Directors and stated in the notice of such meeting.

         2.3 ORGANIZATION AND CONDUCT. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or if neither the Chairman nor the President is present, by any Vice President. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.
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         2.4 SPECIAL MEETINGS. Special meetings of stockholders may be called in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

         2.5 NOTICE.

             (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

             (b) At any time, upon the written request of a person or persons who are entitled to call a special meeting, which request shall state the purpose of the meeting and shall be delivered at the principal office of the Corporation addressed to the President, the Secretary shall call a special meeting at such date as the Secretary shall fix, not less than thirty (30) days nor more than sixty (60) days after receipt of the request and shall give notice thereof. Written notice of each special meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting at least ten (10) days prior to the date thereof. The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted.

         2.6 QUORUM. Except as otherwise required by law:

             (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

             (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders, at which a quorum as defined above is present, shall be sufficient to transact business.

         2.7 VOTING OF SHARES.

             (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of capital stock registered in his name on the books of the Corporation.

             (b) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Stockholders shall not be permitted to cumulate their votes for the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of
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more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         2.8 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days, and in such case, written or printed notice thereof shall be mailed at least 10 days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by such stockholder to the Corporation for the purpose of notice. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be not more than 60 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

         If no record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or vote at, a stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

         2.9 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. All proxies shall be in writing and filed with the Secretary of the Corporation.

         2.10 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the votes cast by him or a majority of them and if in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

         2.11 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a
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transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee, and thereafter the pledgee or nominee shall be entitled to vote the shares so transferred.

         2.12 INSPECTORS. For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on each matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.


                           ARTICLE III. CAPITAL STOCK

         3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

             (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

             (b) the name of the person to whom issued;

             (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

             (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.
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         3.2 TRANSFERS.

             (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

             (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

         3.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

             (a) The classification of stockholder who may certify;

             (b) The purpose or purposes for which the certification may be made;

             (c) The form of certification and information to be contained therein;

             (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

             (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

         Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.
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         3.4 MUTILATED LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

         3.5 FRACTIONAL SHARES OR SCRIP. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

         3.6 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                         ARTICLE IV. BOARD OF DIRECTORS

         4.1 NUMBER AND POWERS. The management of all the affairs, property and interest of the Corporation shall be vested in a Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial Board of Directors shall consist of 9 persons. The classification and term of the directors shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein. Directors need not be stockholders or residents of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         4.2 CHANGE OF NUMBER. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Sections 4.4 and 4.5 hereunder. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may neither be less than five nor more than 15.

         4.3 RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon
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receipt thereof by the Secretary. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         4.4 VACANCIES. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

         4.5 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

         4.6 REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

         4.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Secretary at the written request of the Chairman or any three (3) directors, specifying the general purpose of the meeting, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior thereto if delivered personally or by telegram, or at least three
(3) days prior thereto if delivered by mail at the address at which the director is most likely to be reached. Such notice need neither specify the business to be transacted at, nor the purpose of, the meeting. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram.

         4.8 QUORUM. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business and actions of a majority meeting at which a quorum is present shall be actions of the Board.

         4.9 WAIVER OF NOTICE. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.
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         4.10 REGISTERING DISSENT. A director who is present at a meeting of the
Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         4.11 AGE LIMIT OF DIRECTORS. No person shall be eligible for election, re-election, appointment or re-appointment to the Board of Directors of the Corporation who is, at the time of such action, more than seventy-two (72) years of age, provided, however, that this limitation shall not apply to those persons among the Corporation's directors who were formerly directors of Peoples Savings Association or Allison Park Savings and Loan Association.

         4.12 OTHER POWERS. In addition to the powers expressly granted by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         4.13 DIRECTORS EMERITUS. The Board of Directors may appoint any number of individuals as directors emeritus. Any individual so appointed may be compensated but may not vote at any meeting of the Board of Directors, or be counted in determining a quorum. He shall not have any official responsibility.

         4.14 ADVISORY BOARDS. The Board of Directors may establish any number of Advisory Boards and may appoint any number of individuals to such Boards. Any individual so appointed may be compensated but may not attend any meeting of the Board of Directors, except pursuant to an invitation. He shall not have any official responsibility.

         4.15 REMUNERATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or to delegate such authority to any appropriate committee; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

         4.16 ACTION BY DIRECTORS WITHOUT A MEETING. Any action which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.
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         4.17 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         4.18 COMMITTEES. Subject to the provisions of Sections 4.19 through
4.23 hereof, inclusive, the Board of Directors may by resolution adopted by a majority of the whole Board delegate three (3) or more of its number to constitute a committee or committees which, to the extent provided in the resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation.

         4.19 COMMITTEES ESTABLISHED. Until further action of the Board of Directors by resolution, the following Committees shall constitute committees of the Board of Directors which shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in this Article: Executive Committee, Audit Committee, Nominating Committee and Personnel Committee. The members of these Committees and their Chairman shall be appointed by the Chairman of the Board with the approval of the Board of Directors.

         4.20 EXECUTIVE COMMITTEE. The Executive Committee shall consist of not less than three (3) nor more than five (5) director members, one of whom shall be the Chairman of the Board. Unless otherwise provided by resolution of the Board, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation except that, unless otherwise provided by resolution of a majority of the whole Board of Directors, the Executive Committee shall not be authorized to declare any dividends to stockholders, elect officers of the Corporation, fill vacancies in the Board, the Executive Committee or any other committee of the Board, amend these Bylaws, or take any other action which under these Bylaws, applicable law and regulation, or the Articles of Incorporation is to be taken only by a majority vote of the whole Board of Directors or of the number of directors at the time in office. All actions taken by the Executive Committee shall be reported to the Board at the meeting next following the action.

         4.21 AUDIT COMMITTEE. The Audit Committee shall consist of not less than three (3) nor more than five (5) director members, none of whom shall be full-time employees of the Corporation. The Committee, which shall meet as often as deemed necessary by its Chairman but not less frequently than annually with the Corporation's independent auditors, shall review the Corporation's financial controls, accounting policies and operations and executive management's performance within the framework of these controls and policies. It shall meet with executive and other management of the Corporation and with others as it deems appropriate and shall report to the Board of Directors not less frequently than annually.
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         4.22 NOMINATING COMMITTEE. The whole Board of Directors shall service as the Nominating Committee. The Board may periodically designate certain members of the Board to serve as a subcommittee to review director compensation and to recommend to the whole Board fair and equitable levels of director compensation and the basis of performance to qualify therefor. In doing so, it will attempt to establish director compensation, within the ability of the Corporation to pay, which will attract and retain qualified and competent persons of mature judgment as members of the Board of Directors.

         4.23 PERSONNEL COMMITTEE. This Committee shall consist of not less than three (3) nor more than five (5) director members, none of whom shall be full-time employees of the Corporation. It shall establish and monitor policies, practices and procedures relating to the compensation of, and incentive programs for, the Corporation's executive management and other employees. It will also review the job performance of the Corporation's officers. It shall report to the Board of Directors not less frequently than annually. The Committee will also consult with management on general personnel policies and practices.


                              ARTICLE V. OFFICERS

         5.1 DESIGNATIONS. The officers of the Corporation shall be the Chairman of the Board, a President, a Secretary and a Treasurer, as well as such Vice Presidents (including Executive and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualify. Any two or more offices may be held by the same person. The responsibilities of the persons holding executive management positions may be clarified, if the Board of Directors directs, by adding descriptive words to the offices they hold such as "Chief Executive Officer," "Chief Administrative Officer," "Chief Operating Officer" and "Chief Financial Officer."

         5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         5.3 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

         5.4 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board for the unexpired portion of the term of such office.
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                                       11


         5.5 OTHER OFFICERS. Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or Board of Directors.

         5.6 TERM - REMOVAL. The officers of the Corporation shall hold office for one (1) year or until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

         5.7 AGE LIMITATION ON OFFICERS. No person shall be eligible for election, re-election, appointment or re-appointment as an officer who, at the time of such action, is more than seventy-two (72) years of age; provided, however, that this limitation shall not apply to those persons among the Corporation's officers who were formerly officers of Peoples Savings Association or Allison Park Savings and Loan Association, and provided, further, that the foregoing shall not restrict the Board of Directors from establishing a compulsory retirement requirement for those officers attaining age 65 but not 72 who fall within the definition of persons covered by Section 3(c)(1) of the Age Discrimination in Employment Act Amendments of 1978, 29 USCA Section 631(c)(1).


                     ARTICLE VI. FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the 30th day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.


                       ARTICLE VII. DIVIDENDS AND FINANCE

         7.1 DIVIDENDS. Dividends may be declared by the Board of Directors and paid by the Corporation out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unrestricted capital surplus of the Corporation, subject to the conditions and limitations imposed by the laws of the Commonwealth of Pennsylvania. The stock transfer books may be closed for the payment of dividends during such periods as set forth in Section 2.8 of Article II of these Bylaws. The Board of Directors, however, without closing the books of the Corporation, may declare dividends payable only to the holders of record at the close of business on any business day as set forth in Section 2.8 of
Article II of these Bylaws.

         7.2 RESERVES. Before making any distribution of earned surplus, there may be set aside out of the earned surplus of the Corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Corporation, or for any other purpose. Any earned surplus of any year not distributed
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                                       12


as dividends shall be deemed to have thus been set apart until otherwise disposed of by the Board of Directors.

         7.3 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                 ARTICLE VIII. PERSONAL LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.


                              ARTICLE IX. NOTICES

         Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                                ARTICLE X. SEAL

         The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                         ARTICLE XI. BOOKS AND RECORDS

         The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.
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                                       13


                            ARTICLE XII. AMENDMENTS

         These Bylaws may be altered, amended or repealed only as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.